Exhibit 10.1.3

Supplementary Agreement of Labor Contract

Party A: Guangzhou Dongfang Hospital Limited Company
Party B: Wu Pifa

Party A and Party B signed the labor contract on February 20, 2008, which has expired by October 30, 2010. For the sake of business, both parties reach an agreement after negotiation, agreeing that the labor contract signed on February 20, 2008 is extended to December 31, 2011. This contract is executed at December 3, 2010.

Party A: Guangzhou Dongfang Hospital Limited Company
Legal representative: Xu Jianping
/s/ Xu Jianping

Party B:  Wu Pifa
/s/ Wu Pifa